EXHIBIT 16.1

January 7, 2020

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read the statements of Community First Bancshares, Inc., included under Item 4.01 of its Form 8-K filed on January 7, 2020, and we agree with such statements concerning our firm.